EXHIBIT 5

                        Venable, Baetjer and Howard, LLP
                      1800 Mercantile Bank & Trust Building
                                 2 Hopkins Plaza
                            Baltimore, Maryland 21201

                                 March 31, 1999



Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85250

         Re: Registration Statement on Form S-8 of Meritage Corporation (Formerly Monterey Homes Corporation)

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Meritage Corporation (formerly Monterey Homes Corporation), a Maryland corporation (the "Registrant"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to General Instruction E to Form S-8, the Registration Statement incorporates by reference the information contained in the Registrant's Registration Statement on Form S-8 which was filed with the Commission and became effective on October 14, 1997 (the "Prior Registration Statement"). A total of Two Hundred Twenty-Five Thousand (225,000) shares of the Registrant's common stock, par value $0.01 per share ("Common Stock") was registered pursuant to the Prior Registration Statement.

         The Registration Statement (A) reflects amendments to the Registrant's stock option plan (the "Plan") that (i) effect a change in the name of the Plan from the "Monterey Homes Corporation Stock Option Plan" to the "Meritage Corporation Amended Stock Option Plan," consistent with the recent change in the Registrant's corporate name from "Monterey Homes Corporation" to "Meritage Corporation" and (ii) authorize an additional Two Hundred Fifty Thousand (250,000) shares of the
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Meritage Corporation
March 31, 1999
Page 2


Registrant's Common Stock (the "Additional Shares") for issuance and sale pursuant to the Plan, as amended (the "Amended Plan") and (B) registers the Additional Shares for issuance and sale pursuant to the Amended Plan.

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Amended Plan; (ii) the Registration Statement; (iii) the Prior Registration Statement;
(iv) the Amended and Restated Articles of Incorporation, as amended, of the Registrant as certified by the Maryland State Department of Assessments and Taxation as of March 3, 1999; (v) the Bylaws of the Registrant as certified by the Secretary of the Registrant on March 30, 1999; (vi) certain resolutions of the Board of Directors and the stockholders of the Registrant relating to the Additional Shares and the Amended Plan; (vii) a Certificate of the Secretary of the Registrant relating to such resolutions and certain other matters; and
(viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Based upon the foregoing, we are of the opinion that the Additional Shares have been duly authorized for issuance and that when issued, sold, paid for and delivered as contemplated by the Amended Plan, the Additional Shares will be validly issued, fully paid and nonassessable.

         This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This opinion is limited to the laws of the State of Maryland (without regard to the principles of conflicts of laws thereof) and is based upon and limited to such laws as in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.
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Meritage Corporation
March 31, 1999
Page 3


         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/ VENABLE, BAETJER AND HOWARD, LLP